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                                                                 EXHIBIT 10.63


                                FIRST AMENDMENT

                            TO EMPLOYMENT AGREEMENT

     This agreement amends the Employment Agreement originally made as of March 12, 2003 by and between Gen-Probe Incorporated, a Delaware corporation with offices at 10210 Genetic Center Drive, San Diego, California 92121 ("Gen-Probe"), and Henry L. Nordhoff (the "Executive"). This agreement (hereafter referred to as the "First Amendment") is effective as of January 1, 2004, (the "Effective Date").

     WHEREAS, the Board of Directors of Gen-Probe (the "Board") has conducted its regular annual review of Executive's performance and has reviewed the terms of the Employment Agreement and desires to amend those terms; and

     WHEREAS, the Executive has considered and accepts the amendments proposed by the Board.

     ACCORDINGLY, Gen-Probe and Executive agree to amend the original Employment Agreement as follows:

     1. Section 3(a)("Salary") shall be and is hereby amended to state that beginning January 1, 2004 and continuing throughout the period of Executive's employment, Executive's current salary shall be and is hereby increased by $36,400 and Gen-Probe shall pay Executive an annual base salary of $511,400.00. This base salary may be increased by the Board, subject to the terms of this Agreement and consistent with the Executive's performance and Gen-Probe's policy regarding adjustments in officer compensation established from time to time by the Board. The base salary shall not be decreased during the term of this Agreement.

     2. Section 3(c)("Stock Options/Restricted Stock") shall be amended to reflect the 2-for-1 stock split by share dividend that took place on September 30, 2003. Therefore Section 3(c) shall be and is hereby amended to state that not later than June 30 during each year of the term of the amended Agreement, the Executive will be awarded not less than 20,000 restricted shares and not less than 100,000 options of Gen-Probe common stock, if such options or restricted shares are then available under an equity participation plan adopted by Gen-Probe.

     3. Section 3(g)("Clubs") shall be and is hereby amended to permanently terminate Gen-Probe's obligation to pay Executive's membership dues to the Fairbanks Ranch Country Club. Executive shall own all right, title and interest in the membership in Fairbanks Ranch Country Club, free of any claim by Gen-Probe.

     4. Except as expressly set forth in this First Amendment, all terms and conditions of the original Employment Agreement, dated March 12, 2003, are hereby ratified and shall continue in full force and effect.



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     In witness whereof, the parties have executed this Agreement.



Executive:                              Gen-Probe Incorporated:


/s/ Henry L. Nordhoff                  By /s/ Robin L. Vedova
----------------------------           ------------------------------------
    Henry L. Nordhoff                       Robin L. Vedova
                                        Vice President, Administration


                                        By /s/ R. William Bowen
                                        -----------------------------------
                                             R. William Bowen
                                         Vice President and General Counsel






























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